Exhibit 99.1

FOMO CORP. ANNOUNCES RECORD QUARTER; POSITIONED FOR ACCELERATED GROWTH

Chicago IL, August 15, 2022 - FOMO CORP. (US OTC: FOMC) announces record second quarter results driven by significant demand for interactive whiteboard and EdTech solutions from K12 schools in Ohio, Pennsylvania, and West Virginia. Additionally, the Company positioned its clean tech business for renewed growth and continued to explore strategic mergers, acquisitions and investments.

Strong 2Q22 Results Illustrate Inflection Point in the Business

In the second quarter ended June 30, 2022, on a consolidated basis, the Company generated revenues of $2.6 million up $2.515 million or 2,959% from $85,000 during the same period in 2021. During the six months ended June 30, 2022, on a consolidated basis, the Company generated $3.9 million top line, up $3.65 million or 1,460% from $250,000 during the prior year’s same period. In the second quarter, the Company turned cash flow positive, significantly improved its liquidity position, and enhanced its working capital profile. Backlog at period end was several million dollars.

The substantial increase in revenues was primarily the result of FOMO’s acquisition of SMARTSolution Technologies, LP (“SST”) at the end of February 2022. SST’s business is now at record levels in the history of the Company, aided by approximately $500 billion of stimulus funding from the Biden Administration to K12 schools under the ESSER funds program (“Elementary Secondary School Emergency Relief”). SST is a diamond channel partner of SMART Technologies of Canada, the world leader in education technology equipment that allows children to participate in the classroom environment whether at school, at home or traveling. K12 schools are currently in a rapid refresh cycle to bring this technology to their districts which represents a sizeable addressable market as SST further penetrates its existing markets and positions to edge out into adjacent territories.

Improved Liquidity Fully Funds the Business

Today, FOMO and its affiliates have in excess of more than $1.1 million cash and accounts receivable of $1.6 million. The Company has an asset backed loan credit line of up to $1.5 million with $1.2 million drawn. A $500,000 purchase order line has been paid down to zero, and the SST business has paid down its vendor line with SMART (Canada) from $1.6 million to several hundred thousand dollars. With projected positive EBITDA in 3Q22, total liquidity stands at over $2 million, fully funding the business.

Targeting Strategic M&A and Investments to Accelerate Growth and Add Scale

To accelerate growth, add scale and improve profitability, FOMO is evaluating numerous potential strategic mergers and acquisitions, investments in technology companies, and new hires to target new verticals and customer sets in edtech and cleantech. For example, the Company has entertained discussions with cleaning services providers supporting enterprise, government and institutional accounts. Other areas of interest include access control providers to K12, post-secondary education and enterprise customers as well as edtech businesses like SST in other regions of the country. Throughout, FOMO is evaluating contractors and individual technicians to support its efforts in its existing portfolio. The volatility in the capital markets has generated numerous leads in this regard, though no definitive agreements are currently in place to consummate a transaction.

Management Commentary

John Raymond General Manager and Head of Procurement of SST said:: “Q2 saw significant gains in booked sales. These sales include a record number of signed school districts in Western Pennsylvania, Eastern and Central Ohio and West Virginia. Approximately 95 school districts have booked with SMARTSolution Technologies representing over 190,000 students. SMARTSolution Technologies continues to leverage the legacy technology with enhancements in software options, as well as new and replacement technology. Our customer engagement is strong. Despite logistical and supply chain issues, our suppliers and distributors continue to work diligently to provide materials for installation. Our long-standing relationships with these major manufacturers have provided us with ‘head of the line’ for supply as quickly as it becomes available. Our backlog continues to hold steady at approximately $4 million as our operations team completes projects and our sales team adds new bookings to keep this balance in place. We are seeking to increase the backlog while maintaining a relatively low overhead and staffing cost. Our technology offerings are being augmented by our manufacturers ability to rapidly re-deploy product around the predominate shortage of computer and video chips. This has allowed us to continue to push to market enhanced products where other competitors are not able to do so. While we have reduced some overhead costs, we have also added to our technical and office support staff. Overall, our team remains deeply committed and engaged in their work and morale and initiative are high. We look forward to an even stronger performance into Q3 and finishing at further record levels, come Q4.”

Vik Grover CEO of FOMO CORP. said: “The Company has moved through an inflection point in its business, after years of navigating the treacherous capital markets and evaluating numerous candidates for acquisition. The interactive whiteboard market is booming, with K12 schools required to ‘use it or lose it’ on billions of stimulus dollars aimed at improving the nation’s education system. The technology is in high demand, not only because it allows a better learning experience in the classroom, but because it integrates with edge devices like chrome books allowing students to participate and communicate during the learning process whether at school, at home or elsewhere. We are forming a new online business called “CLEANsolution Technologies” to integrate our clean air, LED and HVAC management products and leverage them for a B2B or DTC model. This system will be geared in part to allow our SST sales reps to offer these products to our significant embedded base of K12 schools. We are negotiating the hire of a sales rep to move SST upstream to post-secondary education targets, including colleges and universities, as well as enterprise customers that can use whiteboards for boardroom or other requirements. Last, now that we have integrated SST, we will aggressively target additional acquisitions to add to growth and scale. We will now go to the next level.”

About SMARTSolution Technologies, LP

SMARTSolution Technologies, LP (https://smarterguys.com/), a wholly-owned subsidiary of FOMO CORP., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, educational institutions and other nonprofits organizations. SST is a leader in interactive display technologies for use in all types of curricula and has been providing interactive solutions to the education technology market for over 25 years.

About FOMO CORP.

FOMO CORP. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO Investor Contact

Madison Ryan

VP Investor Relations

(386) 287-6950

ir@fomoworldwide.com

https://www.fomoworldwide.com/investor-relations

Follow FOMO CORP. on social media:

Instagram:	@FOMO_CORP
Twitter:	https://twitter.com/FOMO_CORP